Exhibit 10.2

                              Consultancy Agreement

This Consultancy Agreement (the "AGREEMENT") is entered into by and between:

WEINBERG DALYO INC, a corporation incorporated and existing under the laws of the state of New York, USA, whose address is: 21 Sparrow Circle White Plains, NY 10605, USA (the "CONSULTANT"), via its principal and sole owner MR. DOV WEINBERG (the "PRINCIPAL"), and

Orgenesis Corporation EIN 98-0583166, (the Company").

WHEREAS     the  Company  is  engaged in  development,  manufacture,  marketing,
            licensing  and  other  forms  of   commercialization  of  innovative
            technologies, and methods in the Field, as defined below; and

WHEREAS the Company wishes to hire the Principal via the Consultant to provide the Services (as defined below), and the Consultant agrees to provide such Services to the Company solely via the Principal under the terms and conditions of this Agreement.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.   CONSULTANCY AGREEMENT

1.1 The preamble hereto and the appendices attached hereto form integral and binding parts of this Agreement.

     In  this  Agreement,   the  term  "FIELD"  means   research,   development,
     production, marketing, , licensing and service of the bio-technology industry for medical applications.

1.2 The parties confirm that as of February 2, 2012 (the "EFFECTIVE DATE"), the Consultant shall provide the Company with the consulting services as set out in APPENDIX A hereto (the "SERVICES"). The scope of Services shall be mutually determined between the parties from time to time.

1.3  The Principal shall report directly to the Company's CEO (the "SUPERIOR").

1.4 The Consultant will provide the Services solely via the Principal, . The Consultant agrees to cause the Principal to dedicate his time (to the extent agreed upon between the parties), experience, talent, expertise and knowledge to the Company, and to fulfill the Services in a loyal and dedicated manner, and in accordance with the Company's policies and codes, and the instructions of the Superior.

1.5 During the period of this Agreement, neither the Consultant nor the Principal shall engage in any professional activity, commercial or otherwise, which might intrude with the Services in terms of time schedule or conflict of interest.

1.6 Neither the Consultant nor the Principal are allowed to obligate and/or bind the Company and/or its affiliates and/or representatives in any way and/or create any commitments on their behalf, except as expressly authorized by the Company.

1.7 All reasonable procedures and directives of the Company applicable to subjects of work behavior, discipline etc., will have a binding effect on the Consultant and the Principal provided, however, that such policies have been brought to the Consultant's and the Principal's attention in advance.

1.8 The amount and details of the Remuneration (as detailed below) and other benefits will be publicly disclosed as required by SEC rules and in any other case where the Company's attorneys consider it advisable.

1.9 The Consultant is an independent contractor. The parties do not intend, and this Agreement and the performance hereunder shall not be construed to give effect to employment, partnership, joint venture or agency relations between the parties and/or between the Principal and the Company.

2.0 The Consultant and the Principal acknowledge and agree that as the Company is a reporting issuer listed for trading in the United States and they will fully comply with all regulatory and Company requirements, laws, policies and rules respecting same.

2.   REMUNERATION

In consideration of the provision of the Services, and all other obligations of the Consultant and the Principal hereunder, the Company will pay to the Consultant a gross monthly fee and additional remuneration as set forth below:

2.1 Gross Monthly Fee: the gross monthly fee due to the Consultant for the Services rendered will be US $3,000 per month (the "FEE"). The Fee will be payable until the 10th of each month for the previous month.

     The Consultant will bear and pay the Principal's salary and any and all other payments, taxes, social security payments, social benefits and other obligatory payments, according to applicable laws and regulations, which arise as a result of the performance of the Services,.

     The Company shall withhold taxes as required by applicable laws, if required.

2.2 Expenses: The Consultant shall be reimbursed for reasonable out of pocket expenditures incurred by it and/or by the Principal in connection with the performance of the Services, subject to prior written approval of the

     Company. Reimbursement shall be made upon submission of an expense report accompanied by invoices.

2.3 Options: the management shall recommend to the Board of Directors to grant the Consultant Options representing 1.5% of the outstanding share capital of the Company, to purchase ordinary shares of the Company par value of $0.0001 each, at an exercise price per shares set at the time the option is announced, subject to the terms of the then in effect Company's Option Plan and the execution of an Option Agreement between the Consultant and the Company.

     The Options shall vest as to one quarter every six months, commencing six months from the Effective Date.

2.4 Performance Bonus: the Consultant shall be eligible to receive the Performance Bonus as set forth in the attached APPENDIX B.

2.5 The parties confirm that the Remuneration detailed in this Section 2 above is the full and exclusive consideration due to the Consultant and/or the Principal hereunder. Should the Consultant and/or the Principal, or any other party on its/his behalf, present any other claim against the Company, whether based upon allegation of employee-employer relations or otherwise, each of the Consultant and the Principal undertakes to indemnify and hold the Company harmless for and against such claims; and the Company may offset any sum it may owe the Consultant or the Principal against such claims.

3.   SECRECY AND OTHER INTELLECTUAL PROPERTY ISSUES

     Each of the Consultant and the Principal undertakes to execute and abide by
     the  terms  and  provisions  of  the  Secrecy  and  Intellectual   Property
     Undertaking as attached hereto as APPENDIX C.

4.   PERIOD OF THE AGREEMENT

4.1 This Agreement is made for an undefined term. Each Party may, at any time, terminate this Agreement: (i) by a 30 days prior written notice to the other Party; (ii) immediately if termination is made for cause.

     The Company shall have the right to terminate the Agreement immediately, provided however that it pays to the Consultant the entire Fee due for the entire notice period due on the termination date.

4.2 The term "CAUSE" in this Agreement shall be defined as: (a) a material breach of agreement which has not been remedied within 14 days of written notice, (b) breach of confidence, loyalty or unauthorized disclosure or use of the Company's or third parties intellectual properties, (c) serious and continuing breach of work behavior rules by the Consultant and/or the Principal, (d) continuing and unjustified refusal to carry out work assignments, (e) self-dealing, embezzlement or misappropriation of the Company's property or serious damage to the Company's property which is intentionally caused, (f) gross negligence or misconduct, (g) criminal behavior as determined by a court of law except as for traffic violations,
     (h) .actions that in the judgement of the directors may cause material reputational harm to the Company, or (i) breach of any regulatory rules, laws or policies which affect the Company or its insiders.

4.3 The termination of this Agreement is without liability of the Company for any claims or payments beyond those earned or accrued in the course of the Services hereunder; and each of the Consultant and the Principal hereby waives any and all such claims against the Company and any entity or representative associated with them and any other third party.

5.   GENERAL PROVISIONS

5.1 This Agreement forms the complete and exclusive agreement between the parties as to its subject matter; and it cancels any prior verbal or written agreement related thereto. Any change to this Agreement requires a duly signed document.

5.2 Any notice sent by one party to the other by registered mail will be deemed to have been received on the 3 business day after the day of mailing. Fax and electronic messages will be deemed to have been received on the business day following the day of transmission.

5.3 The failure or delay of either party to require the performance of any term under this Agreement, or the waiver by either party of any breach under this Agreement, shall not prevent subsequent enforcement of such terms, nor be deemed a waiver of any subsequent or prolonged breach.

In Witness hereof, the parties sign and execute this Agreement as of the Effective Date


            /s/                                        /s/ Dov Weinberg
------------------------------                    ------------------------------
        Orgenesis                                     Weinberg Dalyo Inc

Confirmation:

I, the undersigned, being the above referenced Principal pursuant to the above Agreement, hereby confirm and undertake towards the Company with respect to all of the undertakings and representations of the Consultant and the Principal as detailed in the above Agreement.


/s/ Dov Weinberg
------------------------------
Dov Weinberg

Date of signature as of the Effective Date

                                   APPENDIX A

                              SERVICES DESCRIPTION

Pursuant to Section 2 to the Agreement, the Services provided by the Consultant solely via the Principal shall include the principal serving as Company's Chief Financial Officer ("CFO") and providing the Company with the following:

- Primary responsibility for all the financial and related filings of the Company with all regulatory agency on a timely basis, including without limitation the SEC and any stock exchange on which the Company's stock is listed for trading;

- design, implementation, maintenance and supervision of management controls and procedures for the disclosure of material information and financial controls and procedures for the disclosure of the financial affairs of the Company in compliance with US GAAP and the rules, laws and policies of the applicable regulators, including the SEC.

- preparation and execution of the CFO certifications required to be filed with the Company's quarterly and annual periodic reports with the SEC.

- Tax planning and interaction with the Company's current CPA firm and book-keeper;banks and insurance companies

- Review and validation of the Company's valuation model;

- Preparation and presentation of the Company's financial information to be included in any future PPM(s) should any additional financing be required;

- Negotiations with the Company's vendors and consultants in the USA and abroad;

- Introductions and negotiations with prospective investors (VC'S, Hedge Funds, etc.);

- Introductions and negotiations with M&A firms congruent with the Company's exit strategy.

The Consultant and the Principal shall report to the CEO of the Company and shall work with other employees of the Company as shall be required.

The Company may mention verbally and in writing, the engagement of the Consultant with the Company, and it may refer to the Consultant and/or the Principal third parties who request its/his opinion with regard to the Company's activities, its technology and products - subject to prior coordination and within reasonable bounds.

                                   APPENDIX B

                               PERFORMANCE BONUS:

1. During the period of this Agreement, whenever the Consultant locates a potential investor, the Company will decide, at its sole discretion, whether to pursue the contact with such potential investor. If the decision of the Company is positive, and provided that such potential investor is not a shareholder of the Company, its affiliates or any person/entity, that the Company had any prior business contacts with, such investor will then become a "RESERVED Contact".

2. The Company is not obligated to accept any investment from any Reserved Contact, and non-acceptance will not be grounds for any claim or demand by the Consultant or anybody on its behalf.

3. If within 12 months after a certain person/entity is designated a Reserved Contact, the Company does not receive an actual investment of funds from that Reserved Contact, he/it shall cease to be a Reserved Contact for the purposes of this Agreement, and no performance bonus will be due to the Consultant.

4. If the Company enters into a binding investment agreement with a Reserved Contact, the Company will provide the Consultant a performance bonus of 2% (two percent) from the total investment of such Reserved Contact, before expenses of all sorts, payable pro-rata from any installment actually received by the Company. Such performance bonus will become due and will be paid within 30 days after the respective investment amount is received in the bank account of the Company.

5. Without derogating from the generality of the aforementioned and for the avoidance of any doubt, it is hereby clarified that the performance bonus will be due to the Consultant from any investment actually received by the Company from a Reserved Contact, during the period of this Agreement and within 6 months after the termination of this Agreement; or later only with respect to agreements executed during the period of this Agreement, if the actual investment of any amount thereof is made after the lapse of 6 months period.

                                   APPENDIX C

                  SECRECY AND INTELLECTUAL PROPERTY UNDERTAKING

1. In this APPENDIX C below, the term "GROUP" shall mean the Company and its subsidiaries and affiliates as now existing and as may exist in the future.

2. Any invention, technology, system, product, component, software, copyright, process and the like related to the business of the Group (collectively referred to as "KNOWHOW"), whether patentable or patented or not and whether subject to any other legal protection or not, arising out of the Services or others' work for the Group, shall be the exclusive property of the Group. The Consultant and/or the Principal will promptly submit to the Company full details related to the Knowhow; and will execute patent applications and assignments as may be requested by the Company (whether during or after the term of this Agreement) to confirm and register the Group's ownership thereof. It is hereby clarified, that the Consultant's and/or the Principal's obligations as specified in this section above shall be valid only regarding Knowhow which has been created or discovered during the term of provision of the Services to the Company.

3. Any and all information known to the Consultant and/or the Principal due to the provision of the Services to the Company, which constitutes, or is directly related to trade secrets, commercial relations, actual and potential clients and suppliers, technology and products, and any other information of a proprietary or confidential nature, of the Group, will hereinafter be together referred to as "INFORMATION". Information may include commercial, technical, marketing, financial, administrative and management subjects. The Information and any part thereof are and shall be the exclusive property of the Group.

4. Neither the Consultant nor the Principal will use any part of the Information, nor disclose or make it available to others, unless in the line of the provision of the Services to the Company or if required by judicial or governmental authority. The Consultant and the Principal shall be obligated to notify the Company of the requirement to so disclose such Information as soon as such demand is made upon either of them.

5. Each of the Consultant and the Principal recognizes that the Company received and will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. At all times, both during the term of provision of the Services to the Company and after its termination, each of the Consultant and the Principal undertakes to keep and hold all such information in strict confidence and trust, and will not use or disclose any of such information without the prior written consent of the Company, except as may be necessary to perform the Service and consistent with the Company's agreement with such third party. Upon termination of this Agreement, each of the Consultant and the Principal shall act with respect to such information as set forth in Section 7 hereunder.

6. The foregoing provisions will survive the termination of this Agreement. However, these provisions shall not apply to Information which is in the public domain or becomes in the public domain through no wrongful doing of either the Consultant and/or the Principal, which may have been lawfully received from a third party not bound by confidentiality to the Company, or has already been known to the Consultant and/or the Principal not due to their Services provided to the Company.

7. Upon termination of the Services hereunder, each of the Consultant and the Principal shall immediately return to the Group all materials of any kind (whether in written or electronic form, computer files or otherwise) concerning the Information, including all copies thereof, and shall delete, permanently erase and not retain any copies of such materials in any format.

8.   Without  prejudice  to  the  generality  of  the  foregoing,  each  of  the
     Consultant and the Principal agrees that during the period of this Agreement plus a period of 12 moths after the termination - for any reason
     - of the Services it/he will not, directly or indirectly, for its/his own account or for the account of others (including without limitation as a stockholder, director, officer, investor, partner, employee, sole proprietor, independent contractor or consultant), do or participate or assist or allow to do any of the following:

     (a) engage in any business in direct competition with the business of the Company (engaging in the same business of the subsidiaries or affiliates of the Company or other entities of the Group, in which the Consultant was not involved, and to which the Consultant was not exposed in any way due to the Services in the Company, is permitted, and shall not be deemed to constitute a direct competition).

     (b) Request or advise any past, present or future business associate of the Group to decrease or cancel their business with the Group.

     (c) Cause any employee of the Group to terminate the employee's employment with the Group or to work for the Consultant and/or the Principal or for any party associated with either of them.

     The parties confirm that during the term of Services hereunder, either the Consultant or the Principal are more than likely to be exposed to the Information of the Group; and that any activity as forbidden under subsections (a), (b) and (c) above is bound to breach the rights of the Company in connection with such Information; and therefore the parties agree that the above period is intended to ensure such rights of the Group.

9. The Consultant and the Principal confirm that they do not bring and were not required to bring to the Group any proprietary materials of third parties, and that the they are under no restrictions relevant to the fulfillment and provision of the Services to the Company, whether by virtue of former employment, business dealings or otherwise.

10. Each of the Consultant and the Principal recognizes and agrees that it/he has no expectation of privacy with respect to the Group's networks, telecommunications systems or information processing systems (including, without limitation, stored computer files, electronic mail messages and voice messages), and that their activity and any files or messages on or using any of those systems may be monitored at any time by the Group without notice.

11. Each of the Consultant and the Principal acknowledges and agrees that a breach of any material provision of this APPENDIX C might cause the Group substantial and irreparable harm.

In Witness hereof the parties sign and execute this Appendix C as of the Effective Date


            /s/                                        /s/ Dov Weinberg
------------------------------                    ------------------------------
        Orgenesis                                     Weinberg Dalyo Inc

Confirmation:

I, the undersigned, being the above referenced Principal pursuant to the above Agreement, hereby confirm and undertake towards the Company with respect to all of the undertakings and representations of the Consultant and the Principal as detailed in the above Appendix C.


/s/ Dov Weinberg
------------------------------
Dov Weinberg

Date of signature as of the Effective Date